Exhibit 99.2

PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is entered into as of October 28, 2011 (the “Effective Date”), by and between MAGUIRE PROPERTIES - DENVER CENTER, LLC, a Delaware limited liability company (“Seller”), and BCSP Denver Property LLC, a Delaware limited liability company (“Buyer”).
W I T N E S S E T H:
WHEREAS, Buyer desires to purchase the Property (as hereinafter defined) from Seller and assume the Existing Loan (as hereinafter defined), and Seller desires to sell the Property to Buyer pursuant to the terms hereof;
WHEREAS, the transactions contemplated by this Agreement are part of a coordinated series of transactions contemplated by that certain Framework Agreement, made and entered into as of the Effective Date, by and among MPG Office, L.P., a Maryland limited partnership (f/k/a Maguire Properties, L.P.) (“MPG”), Macquarie Office II LLC (“MOF”) and BCSP VI Portfolio Acquisition LLC (“Beacon”), an affiliate of Buyer;
WHEREAS, MPG and MOF are the members of Maguire Macquarie Office, LLC, a Delaware limited liability company that is the sole member of Seller; and
WHEREAS, Buyer and Seller desire to consummate the transactions contemplated hereby in coordination with the consummation of the other Framework Transactions under (and as defined in) the Framework Agreement.
NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
PURCHASE AND SALE
Section 1.1    Agreement of Purchase and Sale. Subject to the terms and conditions herein set forth, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, the following:
(a)    fee simple title to that certain tract or parcel of land situated in the City and County of Denver, Colorado more particularly described in Exhibit A attached hereto and made a part hereof, together with all rights and appurtenances pertaining to such property (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the “Land”);

(b)    all of Seller’s right, title and interest in and to all buildings, structures, fixtures and other improvements affixed to or located on the Land, but excluding fixtures owned by tenants (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the “Improvements”);
(c)    any and all of Seller’s right, title and interest in and to all tangible personal property located upon the Land or within the Improvements, including, without limitation, any and all appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property owned by Seller (excluding cash and any software, but including data retrievable from Seller’s computer programs regarding the operation and leasing of the Property), located and used exclusively in connection with the operation of the Land and the Improvements, which personal property excludes any personal property owned by tenants, but includes the personal property listed on Exhibit B attached hereto (the property described in this clause (c) of this Section 1.1 being herein referred to collectively as the “Personal Property”). None of the Purchase Price, as defined in Section 1.3, is being paid on account of or allocated to the Personal Property, including to the personal property listed on Exhibit B attached hereto;
(d)    any and all of Seller’s right, title and interest in, to and under the leases, licenses and occupancy agreements and amendments and guaranties thereof covering all or any portion of the Real Property (as hereinafter defined) (expressly excluding, however, the lease for the building management office) to the extent they are in effect on the Closing Date (as hereinafter defined) (the property described in this clause (d) of this Section 1.1 being herein referred to collectively as the “Leases”), together with all rents (including percentage rents), reimbursements of real estate taxes and operating expenses, and other sums due thereunder (the “Rents”) relating to the period from and after the Closing Date and any and all security deposits in Seller’s possession in connection therewith (the “Security Deposits”); and
(e)    any and all of Seller’s right, title and interest in, to and under (i) all assignable Operating Agreements (as hereinafter defined) listed and described on Exhibit C attached hereto and made a part hereof (expressly excluding, however, any Operating Agreements that Seller is required to terminate pursuant to Section 3.1 and further excluding, for the avoidance of doubt, any Operating Agreements that are described in clauses (a), (b) or (c) of Section 3.1) (such Operating Agreements to be assigned, the “Assigned Contracts”); (ii) all assignable existing warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the Personal Property; (iii) all assignable existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Property; (iv) the right to the name “Wells Fargo Center” or variations thereof, to the extent Seller has any right in such name(s); (v) all assignable plans and specifications for the Improvements; and (vi) any entitlements or rights to develop additional improvements on the Land (the property described in this clause (e) of this Section 1.1 being sometimes herein referred to collectively as the “Intangibles”).

Section 1.2    Certain Definitions.
(a)    The Land and the Improvements are herein sometimes referred to collectively as the “Real Property”.
(b)    The Land, the Improvements, the Personal Property, the Leases and the Intangibles are herein sometimes referred to collectively as the “Property”.
(c)    As used herein, the term “Operating Agreements” means all assignable contracts, agreements and indemnities to which Seller or an affiliate of Seller is a party that relate to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property.
Section 1.3    Purchase Price. Seller is to sell and Buyer is to purchase the Property for the amount of Three Hundred Eighty-Seven Million Five Hundred Thousand and No/100 Dollars ($387,500,000.00) (the “Purchase Price”).
Section 1.4    Payment of Purchase Price. The Purchase Price (subject to adjustment as provided herein) shall be payable in full by Buyer in cash by wire transfer of immediately available funds through disbursement to Seller at the Closing (as hereinafter defined) to an account designated by Seller from funds deposited by Buyer with Escrow Agent (as hereinafter defined) in accordance with the terms hereof.
Section 1.5    Opening of Escrow; Deposit. Within 1 Business Day (as hereinafter defined) following the Effective Date, Buyer and Seller shall cause an escrow (“Escrow”) to be opened with First American Title Insurance Company (“Escrow Agent”), having its office at 777 South Figueroa Street, Suite 400, Los Angeles, California 90017, Attention: Barbara Laffer, by delivery to Escrow Agent of a fully executed copy of this Agreement. In addition, Seller and Buyer shall execute and deliver to Escrow Agent any additional or supplementary instructions (“Additional Escrow Instructions”) as may be reasonably requested by Escrow Agent and necessary or convenient to implement the terms hereof and close the transactions contemplated hereby, provided such instructions are consistent with and merely supplement this Agreement and shall not in any way modify, amend or supersede this Agreement. Concurrently with the opening of Escrow, Buyer shall deposit with Escrow Agent the sum of Three Million One Hundred Thousand and No/100 Dollars ($3,100,000.00) (the “Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer. Escrow Agent shall hold the Deposit in an interest‑bearing account reasonably acceptable to Seller and Buyer, in accordance with the terms and conditions hereof. All interest earned on the Deposit shall become a part of the Deposit and shall be deemed income of Buyer, and Buyer shall be responsible for the payment of all costs and fees imposed on the Deposit account. The Deposit shall be distributed in accordance with the terms hereof. The failure of Buyer to timely deliver any Deposit hereunder shall be a material default, and shall entitle Seller, at Seller’s sole option, to terminate this Agreement immediately.

Section 1.6    Escrow Agent. Escrow Agent shall hold and dispose of the Deposit in accordance with the terms hereof and any Additional Escrow Instructions. Seller and Buyer agree that the duties of Escrow Agent hereunder are purely ministerial in nature and shall be expressly limited to the safekeeping and disposition of the Deposit in accordance herewith and any Additional Escrow Instructions, the consummation of the Closing in accordance with the terms and provisions hereof and any Additional Escrow Instructions, and the performance of any other actions specifically made the responsibility of Escrow Agent hereunder or any Additional Escrow Instructions. Escrow Agent shall incur no liability in connection with the safekeeping or disposition of the Deposit for any reason other than Escrow Agent’s willful misconduct or gross negligence. In the event that Escrow Agent shall be in doubt as to its duties or obligations with regard to the Deposit, or in the event that Escrow Agent receives conflicting instructions from Buyer and Seller with respect to the Deposit, Escrow Agent shall not disburse the Deposit and shall continue to hold the Deposit until both Buyer and Seller agree as to its disposition or until a final judgment is entered by a court of competent jurisdiction directing its disposition, or Escrow Agent shall interplead the Deposit in accordance with the laws of the state in which the Property is located. Escrow Agent shall not be responsible for any interest on the Deposit except as is actually earned, or for the loss of any interest resulting from the withdrawal of the Deposit (in accordance with the terms hereof and any Additional Escrow Instructions) prior to the date interest is posted thereon or for any loss caused by the failure, suspension, bankruptcy or dissolution of the institution in which the Deposit is deposited.
ARTICLE II
DILIGENCE AND TITLE
Section 2.1    Buyer’s Due Diligence. Buyer hereby acknowledges and agrees that (a) prior to the Effective Date, it has been given the opportunity to review certain documents containing information regarding the Property (the “Diligence Documents”) and (b) it has performed all of its Due Diligence (as hereinafter defined) of the Property prior to the Effective Date and it will not perform any further Due Diligence in connection with the proposed purchase of the Property from and after the Effective Date; except that Buyer retains the right to review title and survey matters relating to the Property and may object to title and survey matters pursuant to, but only in accordance with, Section 2.3. “Due Diligence” shall mean any and all examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations with respect to the Property, the Operating Agreements and other information and documents regarding the Property, including, without limitation, examination and review of title matters, entitlements and other development rights, any land use and zoning laws applicable to the Property and other laws applicable to the Property and the physical condition of the Property.
Section 2.2    Waivers. Buyer acknowledges and agrees as follows (subject to Seller’s representations and warranties in Section 5.1):
(a)    Except as otherwise expressly provided in Section 2.1, Buyer has conducted or has waived its right to conduct any and all Due Diligence that Buyer has deemed or shall deem necessary or appropriate in connection with the proposed purchase of the Property.

(b)    Buyer has independently confirmed to its satisfaction all information that it considers material to its purchase of the Property. In addition, Buyer expressly acknowledges that it is possible that unknown liabilities may exist with respect to the Property, that the Purchase Price reflects the parties’ knowledge of the possibility of such unknown liabilities and that the Purchase Price has been accepted by Seller in exchange for, and Buyer hereby grants to Seller, a full release and discharge of all such liabilities as of the Closing.
Section 2.3    Title.
(a)    Title Documents. Prior to the Effective Date, Buyer has received and reviewed the following documents: (i) a current preliminary title report for a standard coverage owner’s policy of title insurance for the Real Property (the “PTR”), (ii) copies of all documents referenced as exceptions therein (collectively, the “Underlying Documents”) and (iii) an as-built survey of the Property prepared by Boundary Boys, LLC, dated as of September 13, 2011 (the “Survey”). The PTR, the Underlying Documents and the Survey shall be collectively referred to herein as the “Title Documents”. On or prior to the Effective Date, Buyer shall have provided complete and accurate copies of all of the Title Documents to Seller. On or before December 1, 2011 (the “Title Notification Date”), Buyer may, at its sole cost and expense, obtain an updated or new preliminary title report for the Real Property (the “Updated Title Report”) and an updated survey (the “Updated Survey”) certified to Buyer and Title Company (as hereinafter defined).
(b)    Buyer’s Review of Title. The following matters shall be deemed to be “Permitted Exceptions” and Buyer shall have no right to object to (and Seller shall have no obligation to cure or correct) any such matters: (i) all matters reported or shown in the Title Documents as of the Effective Date, including, without limitation, that certain Deed of Trust, Assignment of Leases and Rents, Fixture Filing and Security Agreement, dated as of March 15, 2005, made by Seller, as trustor, for the benefit of Greenwich Capital Financial Products, Inc., a Delaware corporation, as beneficiary (“Existing Lender”), securing certain outstanding indebtedness (the “Existing Loan”) in the original principal amount of $285,000,000.00; (ii) the rights of tenants (as tenants only) under the Leases; (iii) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the Closing Date, subject to adjustment as herein provided; and (iv) local, state and federal laws, ordinances and governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property. On or before the Title Notification Date, Buyer may notify Seller and Escrow Agent in writing (“Buyer’s Objection Letter”) of any objection which Buyer may have to any new matter reported or shown in the Updated Title Report or the Updated Survey that would reasonably be expected to have a materially adverse effect on the value of the Property, provided that any such matter was not disclosed in the Title Documents or in any of the other Diligence Documents prior to the Effective Date or is not otherwise a Permitted Exception. If, on or after the Title Notification Date, any such new matter (that would reasonably be expected to have a materially adverse effect on the value of the Property) first appears in a supplement or further update of the Updated Title Report (each a “Title Supplement”), Buyer shall have an additional three (3) Business Days following Buyer’s receipt of such Title

Supplement to notify Seller and Escrow Agent in writing (a “Supplemental Objection Letter”) of any objection which Buyer may have to such new matter (and, if required, the Closing shall be delayed so that (x) Buyer shall have the time provided herein to notify Seller and Escrow Agent of any objection to such new matter and (y) Seller shall have the time described herein to attempt to remove or insure over such new matter). Notwithstanding anything to the contrary contained herein, in the event that Buyer does not obtain the Updated Title Report or the Updated Survey on or before the Title Notification Date, Buyer shall be deemed to have irrevocably waived its right to object to any and all matters affecting title to the Real Property and/or any of the Title Documents.
(c)    Seller’s Right to Cure. Except for any Monetary Encumbrance (as hereinafter defined), Seller shall have no obligation to cure or correct any matter objected to by Buyer pursuant to this Section 2.3. However, on or before the fifth (5th) Business Day following Seller’s receipt of a Buyer’s Objection Letter or a Supplemental Objection Letter, Seller may elect, by delivering written notice of such election to Buyer and Escrow Agent (“Seller’s Response”), to attempt to cause Title Company to remove or insure over any matters objected to in such Buyer’s Objection Letter or Supplemental Objection Letter. If Seller fails to deliver Seller’s Response within the time frame set forth above, it shall be deemed to be an election by Seller not to attempt to cure such objection by causing Title Company to so remove or insure over such objection. If Seller elects not to attempt to cause Title Company to so remove or insure, then Buyer must elect, by delivering written notice of such election to Seller and Escrow Agent on or before the earlier to occur of (i) the fifth (5th) Business Day following Buyer’s receipt of Seller’s Response or (ii) if no Seller’s Response is received by Buyer, the fifth (5th) Business Day following the date on which Seller shall have been deemed to have responded as provided above, to: (x) terminate this Agreement (in which case, the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder (except for any obligations of either party pursuant hereto that by their terms expressly survive the termination hereof), and Buyer and Seller shall each pay one half (½) of any and all Escrow cancellation fees or charges and each party shall otherwise bear its own costs incurred hereunder); or (y) proceed to a timely Closing whereupon such objected to exceptions or matters shall be deemed to be Permitted Exceptions. In the event that Buyer fails to make such election on a timely basis, then Buyer shall be deemed to have elected to proceed to a timely Closing in accordance with the preceding clause (y). Notwithstanding the foregoing or anything contained herein to the contrary, and except for the deed of trust securing the Existing Loan, Seller shall cause to be released or bonded over any and all deeds of trust, mortgages or other encumbrances securing the payment of money which Seller has caused or permitted to be recorded against the Property (each, a “Monetary Encumbrance”).
Section 2.4    Conveyance of Title. At the Closing, Seller shall convey and transfer to Buyer, fee title to the Land and Improvements, by execution and delivery of the Deed (as hereinafter defined). Evidence of delivery of such title shall be the issuance by First American Title Insurance Company (“Title Company”), or another national title company acceptable to Seller and Buyer in the sole discretion of each, of an ALTA Owner’s Policy of Title Insurance (the “Title Policy”) covering the Real Property, in the full amount of the Purchase Price, subject only to the Permitted Exceptions.

ARTICLE III
ACTIONS PRIOR TO CLOSING
Section 3.1    Operating Agreements. By a notice given to Seller at any time prior to December 1, 2011, Buyer may require that Seller terminate any or all of the Operating Agreements that by their terms may be terminated without cost as of the Closing or as of a date not more than thirty (30) days after the Closing; provided, however, that Seller shall, at its sole cost and expense, terminate any agreements with Seller’s Property manager and leasing agent with respect to the Property, effective as of the Closing. Notwithstanding the foregoing provisions of this Section 3.1, Seller shall have no obligation to terminate any Operating Agreement that (a) is not assignable and will not affect Buyer or the Property after the Closing, (b) relates to one or more other properties in addition to the Property, or (c) is entered into between Seller and an affiliate of Seller; provided, however, that Seller shall terminate any such Operating Agreement described in the preceding clause (b) or (c) as it relates to the Property, effective as of the Closing. On or before the Closing, Seller shall provide Buyer with copies of the notices sent to terminate the Operating Agreements required to be terminated under this Section 3.1.
Section 3.2    Building Management Office Lease. Seller shall, at its sole cost and expense, terminate the lease for the building management office of the Real Property, effective as of the Closing.
ARTICLE IV
CLOSING
Section 4.1    Time and Place of the Closing; Loan Assumption.
(a)    Subject to the provisions hereof, the consummation of the transactions contemplated hereby (the “Closing”) shall take place on the same date as the closing of the Framework Transactions under (and as defined in) the Framework Agreement (which is to take place no earlier than January 3, 2012, and no later than February 29, 2012, subject to extension until March 31, 2012, pursuant to and in accordance with the terms of the Framework Agreement). Buyer and Seller agree that either or both of them shall give at least three (3) Business Days prior notice to Escrow Agent of the date of the anticipated closing under the Framework Agreement once the same has been established as provided therein. The parties acknowledge and agree that, notwithstanding anything to the contrary contained herein, unless all of the transactions contemplated by the Framework Agreement are consummated on the Closing Date, the Closing hereunder shall not occur. At the Closing, Seller and Buyer shall perform the obligations set forth in Section 4.2 and Section 4.3, respectively, the performance of which obligations shall be concurrent conditions, and Escrow Agent shall perform the actions set forth in Section 4.4. The Closing shall be consummated through the Escrow administered by

Escrow Agent pursuant to this Agreement and any Additional Escrow Instructions executed by Buyer and Seller pursuant to Section 1.5.
(b)    Except as otherwise provided herein, the balance of the Purchase Price (subject to adjustment as provided herein) shall be deposited with the Escrow Agent no later than 10 a.m. Pacific Standard Time on the Closing Date and all documents and instruments shall be deposited with the Escrow Agent at least one (1) Business Day prior to the Closing Date. As used herein, the “Closing Date” shall mean the date upon which the Closing actually occurs.
(c)    Buyer shall fully cooperate with Seller, Beacon, MPG and MOF and use diligent, commercially reasonable efforts to satisfy the Closing Consents Condition (as defined in the Framework Agreement) with respect to Buyer’s assumption of the Existing Loan as soon as commercially feasible after the Effective Date.
Section 4.2    Closing Deliveries and Actions by Seller. On or before the Closing Date, Seller, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following documents and instruments, each duly executed (and acknowledged as applicable) and dated as of the Closing Date, in addition to all other items and payments required hereby to be delivered by Seller at the Closing:
(a)    an original grant deed (the “Deed”), in the form attached hereto as Exhibit D;
(b)    three (3) original counterparts of a bill of sale (the “Bill of Sale”), in the form attached hereto as Exhibit E;
(c)    three (3) original counterparts of an assignment and assumption agreement (the “Assignment of Leases”), in the form attached hereto as Exhibit F;
(d)    three (3) original counterparts of an assignment and assumption agreement (the “Assignment of Contracts”), in the form attached hereto as Exhibit G;
(e)    such evidence as Title Company may reasonably require as to (i) the authority of the person or persons executing documents on behalf of Seller and (ii) Seller’s authority to sell the Property to Buyer pursuant hereto;
(f)    (i) an original certificate (the “Non-Foreign Affidavit”), in the form attached hereto as Exhibit H and (ii) an original certificate under Section 39-22-604.5 of the Colorado Revised Statutes (the “COLFIRPTA Certificate”);

(g)    such affidavits (including, without limitation, a so-called gap affidavit and indemnity) as may be customarily and reasonably required by Title Company, in a form reasonably acceptable to Seller;
(h)    a counterpart of the Closing Statement (as hereinafter defined);
In addition, on or before the Closing Date (except as otherwise expressly provided below), Seller, at its sole cost and expense, shall deliver or cause to be delivered to Buyer outside of Escrow, the following:
(i)    in the event that any representation or warranty of Seller set forth in Section 5.1 needs to be modified due to changes since the Effective Date, a certificate, dated as of the Closing Date, identifying any representation or warranty which is no longer true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Buyer for, or be deemed to be in default hereunder by reason of, any breach of a representation or warranty set forth in Section 5.1 which results from any change that (x) occurs between the Effective Date and the Closing Date and is expressly permitted under the terms hereof, or (y) occurs between the Effective Date and the Closing Date and is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change which is beyond the reasonable control of Seller to prevent shall, if materially adverse to Buyer or the Property, constitute the non fulfillment of the condition set forth in Section 4.8(b). In the event that, despite changes or other matters described in such certificate, the Closing occurs, Seller’s representations and warranties set forth herein shall be deemed to have been modified by all statements made in such certificate;
(j)    an original counterpart of a notice (the “Tenant Notice”) in the form attached hereto as Exhibit I, a fully executed copy of which Buyer shall send to each tenant under each of the Leases promptly after the Closing Date;
(k)    an original counterpart of a notice (the “Operating Agreement Notice”) in the form attached hereto as Exhibit J, a fully executed copy of which Buyer shall send to each service provider under the Assigned Contracts promptly after the Closing Date;
(l)    such additional documents and items as shall be reasonably required to consummate the transactions contemplated hereby, including without limitation, keys or codes to locks on the Property (which items shall be delivered to Buyer on the Closing Date at the Property or otherwise);
(m)    originals (to the extent originals are in Seller’s possession, or photocopies if originals are not in Seller’s possession), including electronic versions if any, of the Leases, the Assigned Contracts and Intangibles, together with such leasing and property files and records located at the Property or the property manager’s office which are material in connection with the continued operation, leasing and maintenance of the Property, but excluding Seller’s limited liability company, partnership or corporate records, internal memoranda, financial projections, budgets, appraisals, accounting and income tax records and similar proprietary, confidential or privileged information;
(n)    a Designation of Person Responsible for Tax Reporting under Internal Revenue Code Section 6045, in the form attached hereto as Exhibit K, designating Title Company as the party responsible for making the returns required under Internal Revenue Code Section 6045; and
(o)    possession and occupancy of the Property, subject only to the Permitted Exceptions (which shall be delivered to Buyer on the Closing Date).
Section 4.3    Closing Deliveries and Actions by Buyer. On or before the Closing Date (except as otherwise expressly provided below), Buyer, at its sole cost and expense, shall (x) deposit with Escrow Agent immediately available funds in an amount equal to the Purchase Price (less (i) the Deposit and (ii) the outstanding amount of the Existing Loan as of the Closing Date) as increased or decreased by prorations and adjustments as herein provided and otherwise sufficient to close the transactions contemplated herein (which shall be deposited with Escrow Agent by 10 a.m. Pacific Standard Time on the Closing Date); and (y) deliver or cause to be delivered into Escrow the following documents and instruments, each duly executed (and acknowledged as applicable) and dated as of the Closing Date, in addition to all other items and payments required hereby to be delivered by Buyer at the Closing:
(a)    three (3) original counterparts of the Assignment of Leases;
(b)    three (3) original counterparts of the Assignment of Contracts;
(c)    such evidence as Title Company may reasonably require as to (i) the authority of the person or persons executing documents on behalf of Buyer and (ii) Buyer’s authority to purchase the Property from Seller pursuant hereto;
(d)    such affidavits as may be customarily and reasonably required by Title Company, in a form reasonably acceptable to Buyer;
(e)    a counterpart of the Closing Statement;
(f)    evidence satisfactory to Seller that the Closing Consents Condition with respect to Buyer’s assumption of the Existing Loan has been satisfied and that Seller and any and all existing guarantors or indemnitors with respect to the Existing Loan, including guarantors and indemnitors of non-recourse carve-out and environmental obligations (including, without limitation, MPG), are fully released from any and all liabilities with respect to the Existing Loan and such guaranties and/or indemnities for the period from and after the Closing;
(g)    such additional documents as shall be reasonably required to consummate the transactions contemplated hereby;
In addition, on or before the Closing Date, Buyer, at its sole cost and expense, shall deliver or cause to be delivered to Seller outside of Escrow, the following:
(h)    in the event that any representation or warranty of Buyer set forth in Section 5.4 needs to be modified due to changes since the Effective Date, a certificate, dated as of the Closing Date, identifying any such representation or warranty which is no longer true and correct and explaining the state of facts giving rise to the change. In no event shall Buyer be liable to Seller for, or be deemed to be in default hereunder by reason of, any breach of a representation or warranty set forth in Section 5.4 which results from any change that (i) occurs between the Effective Date and the Closing Date and is expressly permitted under the terms hereof, or (ii) occurs between the Effective Date and the Closing Date and is beyond the reasonable control of Buyer to prevent; provided, however, that the occurrence of a change which is beyond the reasonable control of Buyer to prevent shall, if materially adverse to Seller, constitute the non fulfillment of the condition set forth in Section 4.9(c). In the event that, despite changes or other matters described in such certificate, the Closing occurs, Buyer’s representations and warranties set forth herein shall be deemed to have been modified by all statements made in such certificate;
(i)    an original counterpart of the Tenant Notice; and
(j)    an original counterpart of the Operating Agreement Notice.
Section 4.4    Actions by Escrow Agent. Provided that Escrow Agent shall not have received written notice from Buyer or Seller of the failure of any condition to the Closing or of the termination of the Escrow and this Agreement in accordance with the terms hereof, when Buyer and Seller have deposited into Escrow the documents and funds required hereby and Title Company is irrevocably and unconditionally committed to issue the Title Policy in accordance with the terms hereof, Escrow Agent shall, in the order and manner herein below indicated, take the following actions:
(a)    Funds. Disburse all funds as follows:
(i)    pursuant to the Closing Statement, retain for Escrow Agent’s own account all escrow fees and costs (if any), disburse to Title Company the fees and expenses incurred in connection with the issuance of the Title Policy and disburse to any other persons or entities entitled thereto the amount of any other Closing Costs (as hereinafter defined);
(ii)    pursuant to the Closing Statement, disburse to Seller an amount equal to the Purchase Price, less the outstanding amount of the Existing Loan as of the Closing Date, less or plus the net debit or credit to Seller by reason of the adjustments, prorations and allocations of Closing Costs provided for herein;
(iii)    make any other disbursements required pursuant to the Closing Statement; and
(iv)    disburse to the party who deposited the same any remaining funds in the possession of Escrow Agent after payments pursuant to clauses (i) and (ii) above have been completed;
(b)    Recording. Cause the Deed and any other documents which the parties may mutually direct to be recorded in the Official Records of Denver County, Colorado and obtain conformed copies thereof for distribution to Buyer and Seller;
(c)    Delivery of Documents. Deliver: (x) to Seller (i) two (2) originals of each of the Assignment of Leases, the Bill of Sale and the Assignment of Contracts, (ii) two (2) copies of each of the Non-Foreign Affidavit and the COLFIRPTA Certificate, and (iii) two (2) conformed copies of the Deed and any other document recorded pursuant to the terms hereof; and (y) to Buyer (i) one (1) original of each of the Assignment of Leases, the Bill of Sale and the Assignment of Contracts, (ii) the original of each of the Non-Foreign Affidavit and the COLFIRPTA Certificate, and (iii) one conformed copy of the Deed and any other document recorded pursuant to the terms hereof; and
(d)    Title Policy. Cause Title Company to issue to Buyer the Title Policy.
Section 4.5    Credits and Prorations.
(a)    Except as set forth in Section 4.5(b) below, all income and expenses of the Property shall be apportioned as of 12:01 a.m., on the Closing Date, as if Buyer were vested with title to the Property during the entire day upon which the Closing occurs. Subject to the provisions of this Section 4.5, such prorated items shall include, without limitation, the following: (i) all Rents; (ii) taxes and assessments (including personal property taxes on the Personal Property) levied against the Property; (iii) utility charges for which Seller is liable, if any, such charges to be apportioned at the Closing on the basis of the most recent meter reading occurring prior to the Closing (dated not more than fifteen (15) days prior to the Closing Date) or, if unmetered, on the basis of a current bill for each such utility; (iv) all amounts payable under brokerage agreements and Assigned Contracts, pursuant to the terms hereof; (v) outstanding and unpaid interest on the Existing Loan; and (vi) any and all other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the county in which the Property is located, provided that there shall be no proration of costs incurred with respect to any budgeted or in-process capital improvement projects.
(b)    Notwithstanding anything to the contrary contained in Section 4.5(a):
(i)    At the Closing, (A) the amount of any Security Deposits actually held by Seller pursuant to the Leases shall be credited to the account of Buyer (to the extent such Security Deposits have not been applied against delinquent Rents or otherwise as provided in the Leases), and (B) the amount of all refundable cash or other deposits posted with utility companies serving the Property, shall be credited to the account of Seller. In the event that Seller holds any letters of credit as a tenant security deposit, then Seller shall deliver to Buyer at Closing the original letters of credit together with executed transfer forms and Seller and Buyer shall cooperate to attempt to cause such letters of credit to be transferred to Buyer at the Closing or as soon as reasonably practicable thereafter. Buyer shall bear all costs and expenses required to transfer any such letters of credit (other than Seller’s own internal costs and expenses and the costs and expenses of Seller’s counsel). In the event that Seller’s lenders are holding such letters of credit, then Seller shall use commercially reasonable efforts to cause such letters of credit to be transferred to Buyer as soon as reasonably practicable after the Closing. Buyer and Seller agree that the transfer to Buyer of any such letters of credit held by Seller or Seller’s lenders shall not be a condition precedent to Buyer’s obligation to proceed with the Closing;
(ii)    Any taxes paid at or prior to the Closing Date shall be prorated based upon the amounts actually paid. If taxes and assessments due and payable during the year in which the Closing Date occurs have not been paid before the Closing, Seller shall be charged at the Closing an amount equal to that portion of such taxes and assessments which relates to the period before the Closing Date and Buyer shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at the Closing, the parties shall make all necessary adjustments by appropriate payments between themselves within thirty (30) days after such amounts are determined following the Closing, subject to the provisions of Section 4.5(d);
(iii)    Charges and expenses referred to in Section 4.5(a) which are payable by any tenant to a third party shall not be apportioned hereunder, and Buyer shall accept title subject to any of such charges unpaid and Buyer shall look solely to the tenant responsible therefor for the payment of the same;
(iv)    As to utility charges referred to in Section 4.5(a)(iii), Seller may on notice to Buyer elect to pay any or all of said items accrued to the Closing Date directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller’s obligation to pay such item directly in such case shall survive the Closing or any termination of this Agreement;
(v)    Upon the Closing, Buyer shall (A) receive a credit for all Tenant Inducement Costs and Commissions (as such terms are hereinafter defined) that were outstanding as of September 6, 2011, and unpaid as of the Effective Date, a list of which is set forth on Schedule 4.5(b)(v) attached hereto (collectively, the “Specified Tenant Inducement Costs and Commissions” and, individually, a “Specified Tenant Inducement Cost or Commission”), and remain unpaid as of the Closing Date, except for the Specified Tenant Inducement Costs and Commissions relating to the Leases for PA Consulting and Denver Field Services for which Buyer shall receive no credit upon the Closing, provided, however, that, if the relevant tenant under the Lease for PA Consulting or Denver Field Services shall request payment of all or any portion of any Specified Tenant Inducement Cost or Commission on or before the date that is six (6) months following the Closing Date, Seller shall, on the date of payment of such Specified Tenant Inducement Cost or Commission by Buyer, pay to Buyer an amount equal to twenty percent (20%) of the Specified Tenant Inducement Cost or Commission; and (B) except as provided in the foregoing clause (A), receive no credit for, and shall be responsible for the payment of, all Tenant Inducement Costs and Commissions (including, without limitation, any Tenant Inducement Costs and Commissions which become due and payable (whether before or after the Closing Date) as a result of any new Leases, or any renewals, extensions, amendments or expansions of existing Leases (whether or not entered into pursuant to an option), arising or entered into from and after September 6, 2011);
(vi)    If, as of the Closing Date, Seller shall have paid any Tenant Inducement Costs or Commissions for which Buyer is responsible pursuant to the foregoing provisions, or if, as of the Closing Date, Seller shall have paid any attorneys’ fees or expenses incurred in connection with the drafting or the negotiation, or both, of any leases entered into after September 6, 2011,

Buyer shall reimburse Seller therefor at the Closing. If on the Closing Date there are any outstanding or unpaid Tenant Inducement Costs which are not the responsibility of Buyer as set forth herein, then at the Closing Buyer shall be entitled to a credit in the amount of such unpaid Tenant Inducement Costs, and upon and following the Closing Buyer shall assume and be responsible for the payment of such Tenant Inducement Costs to the extent of such credit, and Seller shall assign to Buyer all construction and other contracts relating to such outstanding Tenant Inducement Costs, and Buyer shall indemnify, defend and hold harmless Seller with respect to any claims relating to the failure to satisfy such outstanding Tenant Inducement Costs for which Buyer received a credit. For purposes hereof, the term “Tenant Inducement Costs” shall mean any and all out of pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout or takeover costs, and moving, design, refurbishment and club membership allowances. The term Tenant Inducement Costs shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the Closing Date and that Buyer shall bear the loss resulting from any free rental period from and after the Closing Date. For purposes hereof, the term “Commissions” shall mean any and all leasing commissions and finder’s fees (including commissions payable to employees of any affiliate of Seller) payable in connection with any Lease;
(vii)    Unpaid and delinquent Rent collected by Seller and Buyer after the Closing Date shall be applied as follows: (a) if Seller collects any unpaid or delinquent Rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Buyer any such Rent which Buyer is entitled to hereunder relating to the period from and after the Closing Date; and (b) if Buyer collects any unpaid or delinquent Rent from the Property, Buyer shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such Rent which Seller is entitled to hereunder relating to the period prior to the Closing Date. Seller and Buyer agree that all Rent received by Seller or Buyer shall be applied first to Rent for the month in which the Closing occurs, then to Rents due for the period after the Closing and then to delinquent Rent, if any, in the inverse order of delinquency. For a period of 180 days after the Closing, Buyer will make a good faith effort to collect all Rents in the usual course of Buyer’s operation of the Property, but Buyer will not be obligated to institute any lawsuit or other collection procedures to collect delinquent Rents. Seller may attempt to collect any delinquent Rents owed Seller and may institute any lawsuit or collection procedures, but may not evict any tenant or seek to interfere with its occupancy of the Improvements after the Closing Date. Seller, as landlord under the Leases, is currently collecting from tenants additional rent to cover taxes, insurance, utilities, maintenance and other operating costs and expenses incurred by Seller in connection with the ownership, operation, maintenance and management of the Property (such expenses, collectively “Expenses” and such collections, collectively “Collections”). Non-delinquent Collections received for the month in which the Closing occurs shall be prorated in the same manner as other Rents. Subsequent to the Closing, but no later than two (2) months following the Closing Date, Seller shall provide Buyer its general ledger of Expenses for the Property for the period from January 1, 2012 to the Closing Date. Subsequent to the Closing, but no later than three (3) months following the Closing Date, Buyer shall prepare and present to Seller a calculation of the Collections received and Expenses incurred by Seller, before the Closing, and Buyer, after the Closing. To the extent that Seller shall have incurred Expenses prior to the Closing that are less than the Collections it received, Seller shall make the appropriate adjusting payment to Buyer within thirty (30) days after presentment to Seller of Buyer’s calculation. To the extent that Seller shall have incurred Expenses prior to the Closing that are in excess of the Collections it received, Buyer shall make the appropriate adjusting payment to Seller if and when such sum is received from the tenants;
(viii)    To the extent that any tenant, pursuant to a right contained in a Lease, conducts an audit respecting any calculation of rent or additional rent (a “Rent Audit”) for an accounting period that expired prior to the Closing Date, or otherwise becomes entitled to a refund of rent with respect to a period prior to the Closing Date, Seller shall respond to such Rent Audit promptly, shall make its books and records available to such requesting tenant, and shall diligently see the claim to conclusion. Seller shall be liable for any refunds due to such tenant or shall be entitled to receive and retain any additional payments due from such tenant as the result of such Rent Audit. The results of any Rent Audit for any accounting period which includes the Closing Date shall be apportioned in the same manner as rents. Rent Audits for accounting periods that expire prior to the Closing Date shall be settled by Seller in accordance with the applicable existing Lease. Rent Audits for accounting periods prior to the Closing Date but extending after the Closing Date shall be settled by Purchaser in accordance with the applicable existing Lease, but Seller shall receive notice of all negotiations or proceedings in connection therewith, shall have the right to participate and/or intervene therein and shall be entitled to approve all matters to be approved by the landlord under the applicable existing tenant Lease in connection therewith, which approval shall not be unreasonably withheld, delayed or conditioned; and
(ix)    At the Closing, Seller shall receive a credit for the amount of any loan reserves outstanding as of the Closing Date in connection with the Existing Loan.
(c)    Seller may, at its sole expense, prosecute appeals (if any) of the real property tax assessment for any tax years prior to the Closing, and may take related action which Seller deems appropriate in connection therewith. Buyer shall reasonably cooperate with Seller in connection with such appeal and collection of a refund of real property taxes paid, provided that Buyer shall incur no material cost or expense in connection therewith. Seller owns and holds all right, title and interest in and to such appeal and refund, and all amounts payable in connection therewith shall be paid directly to Seller by the applicable authorities. If such refund or any part thereof is received by Buyer, Buyer shall promptly pay such amount to Seller. Any refund received by Seller shall be distributed as follows: first, to reimburse Seller for all costs incurred in connection with the appeal; second, with respect to refunds payable to tenants of the Real Property pursuant to the Leases, to such tenants in accordance with the terms of such Leases; and third, to Seller to the extent such appeal covers the period prior to the Closing Date, and to Buyer to the extent such appeal covers the period from and after the Closing Date. If and to the extent any such appeal covers any period (i) commencing prior to the Closing Date and ending after the Closing Date, Buyer shall have the right to participate in such appeal and (ii) solely from and after the Closing Date, Buyer shall have the right to approve and participate in such appeal.
(d)    Except as otherwise provided herein, any revenue or expense amount which cannot be ascertained with certainty as of the Closing Date shall be prorated on the basis of the parties’ reasonable estimates of such amount, and shall be the subject of a final proration ninety (90) days after the Closing Date, or as soon thereafter as the precise amounts can be ascertained. Any reconciliation of revenue or expense amounts relating to Leases which needs to be made in connection with this Section 4.5 shall be prepared by Buyer and submitted to Seller for Seller’s review and approval. Buyer shall promptly notify Seller when it becomes aware that any such estimated amount has been ascertained. Once all revenue and expense amounts have been ascertained, Buyer shall prepare a final proration statement which shall be in a form consistent with the Closing Statement delivered at the Closing and which shall be subject to Seller’s approval. Upon Seller’s acceptance and approval of any final proration statement submitted by Buyer, such statement shall be conclusively deemed to be accurate and final, and any payment due to any party as a result of such final pro-rations shall be made within thirty (30) days of such approval by Seller.
(e)    Buyer agrees that, promptly following the Closing (and in any event, not later than ten (10) Business Days thereafter), it shall cause all accounts for utility services to the Property to be transferred to Buyer’s name, and Seller agrees to reasonably cooperate with such transfer(s), at no cost to Seller.
(f)    Subject to the final sentence of Section 4.5 (d), the provisions of this Section 4.5 shall survive the Closing.
Section 4.6    Closing Statement. Seller shall prepare and submit to Buyer for Buyer’s review, at least seven (7) Business Days prior to the Closing Date, a draft proration statement setting forth the prorations and adjustments contemplated by this Agreement. Once Seller and Buyer have agreed on such proration statement, and in any event (even if there is any Proration Disputed Amount (as hereinafter defined) that has not been resolved between the parties) at least five (5) Business Days prior to the Closing Date, Seller and Buyer shall submit the same to the Escrow Agent. Escrow Agent shall prepare (with the assistance of Seller and

Buyer) and, no later than three (3) Business Days prior to the Closing Date, deliver to each of the parties for their review and approval a preliminary closing statement (the “Preliminary Closing Statement”) setting forth: (a) the proration amounts allocable to each of the parties pursuant to Section 4.5; and (b) the Closing Costs allocable to each of the parties pursuant to Section 4.7. Based on each of the party’s comments, if any, regarding the Preliminary Closing Statement, Escrow Agent shall revise the Preliminary Closing Statement and deliver a final version of a closing statement, signed by Buyer and Seller, to each of the parties at the Closing (the “Closing Statement”). In the event that any amount set forth in the Closing Statement is disputed in good faith by either of the parties (the “Proration Disputed Amount”), and such Proration Disputed Amount is not resolved before the Closing, such dispute shall not delay or prevent the Closing, and an amount equal to such Proration Disputed Amount shall be held back from the payment of the Purchase Price at the Closing, and the parties shall reasonably cooperate to make the appropriate adjustments after the Closing as soon as reasonably practicable with respect thereto. Any corrected adjustment or proration shall be paid in cash to the party entitled thereto. The provisions of this Section 4.6 shall survive the Closing.
Section 4.7    Closing Costs. Each party shall pay its own costs and expenses arising in connection with the Closing (including, without limitation, its own attorneys’ and advisors’ fees, charges and disbursements), except the following costs (the “Closing Costs”), which shall be allocated between the parties as follows:
(a)    all documentary transfer, stamp, sales and other taxes related to the transfer of the Real Property, which shall be paid by Seller;
(b)    Escrow Agent’s escrow fees and costs, which shall be paid one-half (½) by Seller and one-half (½) by Buyer;
(c)    the cost of any survey updates and the cost of the ALTA portion of the Title Policy and any endorsements to the Title Policy (other than those secured by Seller to cure a title defect pursuant to Section 2.3), which shall be paid by Buyer;
(d)    the cost of the CLTA portion of the Title Policy (and excluding the cost of any endorsements thereto, other than those secured by Seller to cure a title defect pursuant to Section 2.3), which shall be paid by Seller;
(e)    all recording fees, which shall be paid by Buyer; and
(f)    the Personal Property is included in this sale without charge, except that Buyer shall pay to Seller the amount of any and all sales or similar taxes payable in connection with the transfer of the Personal Property and Buyer shall execute and deliver any tax returns required of it in connection therewith.

Section 4.8    Conditions Precedent to Obligations of Buyer. The obligation of Buyer to consummate the transactions hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Buyer in its sole discretion only by a written instrument signed by Buyer:
(a)    Seller shall have delivered to Buyer or Escrow Agent (as applicable) all of the items required to be delivered by Seller pursuant to the terms hereof, including but not limited to, those provided for in Section 4.2;
(b)    All of the representations and warranties of Seller contained herein shall be true and correct in all material respects as of the Closing Date (subject to appropriate modifications permitted hereunder);
(c)    Seller shall have performed and observed, in all material respects, all covenants and agreements hereof to be performed and observed by Seller as of the Closing Date; and
(d)    All of the conditions to closing under the Framework Agreement shall have been satisfied (or are being satisfied concurrently with the Closing hereunder) and the closings of the Framework Transactions thereunder shall be occurring on the Closing Date.
Section 4.9    Conditions Precedent to Obligations of Seller. The obligation of Seller to consummate the transactions hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Seller in its sole discretion only by a written instrument signed by Seller:
(a)    Escrow Agent shall have received the Purchase Price as adjusted as provided herein, pursuant to and payable in the manner provided for herein;
(b)    Buyer shall have delivered to Seller or Escrow Agent (as applicable) all of the items required to be delivered by Buyer pursuant to the terms hereof, including but not limited to, those provided for in Section 4.3;
(c)    All of the representations and warranties of Buyer contained herein shall be true and correct in all material respects as of the Closing Date (subject to appropriate modifications permitted hereunder);
(d)    Buyer shall have performed and observed, in all material respects, all covenants and agreements hereof to be performed and observed by Buyer as of the Closing Date; and

(e)    All of the conditions to closing under the Framework Agreement shall have been satisfied (or are being satisfied concurrently with the Closing hereunder) and the closings of the other Framework Transactions thereunder shall be occurring on the Closing Date.
Section 4.10    Failure of Closing Conditions.
(a)    If any of Buyer’s closing conditions set forth in Section 4.8 have not been fulfilled within the applicable time periods, Buyer may:
(i)    waive such closing condition(s) and close Escrow in accordance herewith, without adjustment or abatement of the Purchase Price; or
(ii)    terminate this Agreement by written notice to Seller and Escrow Agent, in which event Escrow Agent shall return the Deposit to Buyer, all other documents, instruments and funds delivered into Escrow shall be returned to the party that delivered the same into Escrow, Seller shall (except as otherwise provided herein) pay for all of the cancellation charges of Title Company and Escrow Agent, if any, and Buyer may pursue its rights, if any, pursuant to Section 6.2.
(b)    If any of Seller’s closing conditions set forth in Section 4.9 have not been fulfilled within the applicable time periods, Seller may:
(i)    waive such closing condition(s) and close Escrow in accordance herewith, without adjustment or abatement of the Purchase Price; or
(ii)    terminate this Agreement by written notice to Buyer and Escrow Agent, in which event (x) Escrow Agent shall return the Deposit to Buyer (unless the failure of such condition results from Buyer’s default hereunder, in which case Escrow Agent shall deliver the Deposit to Seller or Seller’s designee, which Seller (or its designee, as applicable) shall retain as liquidated damages, as Seller’s sole and exclusive remedy hereunder, in accordance with the terms of Section 6.1), (y) all other documents, instruments and funds delivered into Escrow shall be returned to the party that delivered the same into Escrow, and (z) Buyer shall pay for all of the cancellation charges of Title Company and Escrow Agent, if any.

ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 5.1    Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Buyer as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing Date, subject to Section 4.2(i):
(a)    Organization and Authority. Seller is validly existing and in good standing under the laws of the State of Delaware and is in good standing and duly qualified to do business in the State where the Property is located. Seller has the full right and authority to enter into this Agreement and to transfer all of the Property and to consummate or cause to be consummated the transactions contemplated hereby. The person signing this Agreement on behalf of Seller is duly authorized to do so.
(b)    Validity of Agreements. This Agreement and all other instruments, documents and agreements to be executed and delivered by Seller in connection herewith constitute valid, binding and enforceable obligations of Seller (except as enforcement may be limited by bankruptcy, insolvency or similar laws) and do not violate any provisions of any material agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.
(c)    Required Consents. Except as set forth on Schedule 1 to the Framework Agreement, no consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Authority (as defined in the Framework Agreement) or any other third party is required for the execution and delivery by Seller of this Agreement, other than any that have been obtained or made prior to the date hereof.
(d)    Proceedings. To Seller’s knowledge, there are no legal or governmental actions, suits or proceedings pending to which Seller is a party or of which any property or asset of Seller is the subject, which would individually or in the aggregate reasonably be expected to materially impair Seller’s ability to perform its obligations hereunder; and, to Seller’s knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by any other third party.
Section 5.2    Survival of Seller’s Representations and Warranties; Other Limitations.
(a)    The representations and warranties of Seller set forth in Section 5.1 as updated as of the Closing Date in accordance with the terms hereof, shall survive the Closing for a period of six (6) months. No claim for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based upon a condition, state of facts or other matter which was known to Buyer at or prior to the Closing.
(b)    To the extent an estoppel certificate from any third party is provided to Buyer which sets forth information with respect to any item as to which Seller has made a representation or warranty, then Seller’s representation and warranty with respect to such information will thereafter be null and void and of no further force and effect and Buyer shall rely on the information in such estoppel certificate.
(c)    Notwithstanding anything to the contrary contained herein, all representations and warranties of Seller set forth herein shall be deemed modified by any facts disclosed in any of the documents, reports, information or materials delivered or made available to Buyer, communicated in writing (including via e-mail) by Seller or its agents to Buyer or otherwise known to Buyer, or made available to Buyer in the building management office of the Property, in each case prior to the Effective Date. In addition, notwithstanding anything to the contrary contained herein, if the Closing is consummated, then all representations and warranties of Seller shall also be deemed modified by any facts disclosed in any documents, reports, information or materials delivered or made available to Buyer, communicated in writing (including via e-mail) by Seller or its agents to Buyer or otherwise known to Buyer, or made available to Buyer in the building management office of the Property, in each case after the Effective Date and at or prior to the Closing. In addition, Buyer shall be deemed to have knowledge of a fact or circumstance if the underlying information or facts relating to applicable representations and warranties were disclosed in any of the Leases, the Operating Agreements, the Title Documents, this Agreement or in any other document delivered or otherwise made available to Buyer by Seller or its agents.
Section 5.3    Covenants of Seller.
(a)    Operation of the Property. From the Effective Date until the Closing or earlier termination of this Agreement, Seller shall use commercially reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the Effective Date including, without limitation, by obtaining any required consents or approvals of its members.
(b)    Survival of Seller’s Covenants. Notwithstanding anything to the contrary contained herein, if Buyer consummates the Closing, Seller shall have no liability hereunder for the breach by Seller of any covenant to be performed by Seller hereunder prior to the Closing if Buyer had knowledge of such breach as of the Closing Date.
Section 5.4    Representations and Warranties of Buyer. Buyer hereby makes the following representations and warranties to Seller as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing Date, subject to Section 4.3(i):

(a)    Organization and Authority. Buyer is validly existing and, is or will at the Closing be, in good standing under the laws of the State of Colorado and is in good standing and qualified to do business in the State where the Property is located. Buyer has the full right and authority to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. The person signing this Agreement on behalf of Buyer is authorized to do so.
(b)    Validity of Agreements. This Agreement and all other instruments, documents and agreements to be executed and delivered by Buyer in connection herewith constitute valid, binding and enforceable obligations of Buyer (except as enforcement may be limited by bankruptcy, insolvency or similar laws) and do not violate any provisions of any material agreement or judicial order to which Buyer is a party.
(c)    Except as set forth on Schedule 1 to the Framework Agreement, no consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Authority (as defined in the Framework Agreement) or any other third party is required for the execution and delivery by Buyer of this Agreement, other than any that have been obtained or made prior to the date hereof.
(d)    To Buyer’s knowledge, there are no legal or governmental actions, suits or proceedings pending to which Buyer is a party or of which any property or asset of Buyer is the subject, which would individually or in the aggregate reasonably be expected to materially impair Buyer’s ability to perform its obligations hereunder; and, to Buyer’s knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by any other third party.
Section 5.5    Survival of Buyer’s Representations and Warranties. The representations and warranties of Buyer set forth in Section 5.4, as updated as of the Closing Date in accordance with the terms hereof, shall survive the Closing for a period of six (6) months.
Section 5.6    Limitation on Seller’s Liability. Except as expressly provided herein regarding the remedy of specific performance, the liability of Seller to Buyer for any and all breaches by Seller of any or all representations, warranties and covenants set forth herein shall be limited to actual damages (Buyer hereby waiving and relinquishing all right to seek other damages, whether punitive, consequential, or otherwise). Buyer agrees to first seek recovery under any insurance policies, service contracts and Leases prior to seeking recovery from Seller, and Seller shall not be liable to Buyer if Buyer’s claim is satisfied from such insurance policies, service contracts or Leases.
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ARTICLE VI
DEFAULT
Section 6.1    Default by Buyer. IN THE EVENT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED DUE TO ANY DEFAULT BY BUYER HEREUNDER, THE DEPOSIT (INCLUDING ALL INTEREST EARNED FROM THE INVESTMENT THEREOF) SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY SEPARATELY EXECUTING THIS SECTION 6.1, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT AND ANY INTEREST THEREON HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES AND AS SELLER’S EXCLUSIVE REMEDY, AT LAW OR IN EQUITY, AGAINST BUYER IN THE EVENT THE CLOSING DOES NOT OCCUR, INCLUDING ANY RIGHT IN EQUITY TO SEEK SPECIFIC PERFORMANCE HEREOF, AND IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL THIS SECTION 6.1 (1) LIMIT THE DAMAGES RECOVERABLE BY MPG UNDER THE FRAMEWORK AGREEMENT OR MPG’S RIGHT TO EXERCISE ANY AND ALL OF ITS REMEDIES THEREUNDER; OR (2) LIMIT THE DAMAGES RECOVERABLE BY EITHER PARTY AGAINST THE OTHER PARTY DUE TO (A) THE OTHER PARTY’S OBLIGATION TO INDEMNIFY SUCH PARTY IN ACCORDANCE HEREWITH, OR (B) THIRD PARTY CLAIMS. IN ADDITION, BUYER SHALL PAY ALL TITLE, SURVEY AND ESCROW CANCELLATION CHARGES. BY THEIR SEPARATELY EXECUTING THIS SECTION 6.1, BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.

SELLER’S INITIALS	BUYER’S INITIALS

/s/ JLA	/s/ JB
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Section 6.2    Default by Seller. In the event the sale of the Property as contemplated hereunder is not consummated due to any default by Seller hereunder, Buyer shall be entitled, as its sole remedy, either (a) to receive the return of the Deposit, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller’s obligation to convey the Property to Buyer in accordance with the terms hereof, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Buyer expressly waives its rights to seek damages in the event of Seller’s default hereunder. If the sale of the Property is not consummated due to Seller’s default hereunder, Buyer shall be deemed to have elected to terminate this Agreement and receive back the Deposit if Buyer fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before thirty (30) days following the date upon which the Closing was to have occurred.
Section 6.3    Recoverable Damages. Notwithstanding anything contained herein to the contrary, in no event shall the provisions of Section 6.1 and Section 6.2 limit the damages recoverable by either party against the other party due to the other party’s obligation to indemnify such party in accordance herewith. This Section 6.3 shall survive the Closing or the earlier termination of this Agreement.
Section 6.4    Cross Default. Notwithstanding anything contained herein to the contrary, the parties acknowledge and agree that (a) a material default by Beacon under the Framework Agreement shall constitute a material default by Buyer hereunder and (b) any election (or deemed election) by MPG or Beacon under the Framework Agreement to terminate the same in accordance with its terms shall be deemed an election by Seller or Buyer, respectively, to terminate this Agreement, and upon the occurrence of such election to terminate, this Agreement shall terminate and be of no further force or effect (except for any provisions hereof that expressly survive the termination hereof) and, in such event, the terminating party shall be entitled to pursue any remedies available to it under this Article VI.
ARTICLE VII
RISK OF LOSS
Section 7.1    Damage or Condemnation. Risk of loss resulting from any condemnation or eminent domain proceeding that is commenced or has been threatened before the Closing, and risk of loss to the Property due to fire, flood or any other cause before the Closing, shall remain with Seller. If before the Closing, the Property shall be materially damaged, or if the Real Property or any material portion thereof shall become subject to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation (“Condemnation”), then Buyer may terminate this Agreement by written notice to Seller given within five (5) days after Buyer learns of such material damage or Condemnation, in which event the Deposit shall be returned to Buyer and this Agreement shall be of no further force and effect (except for any provisions hereof that expressly survive the termination hereof). If the Closing Date is within the aforesaid five (5) day period, then the Closing shall be extended to the next Business Day following the end of said five (5) day period. If no such election is made, and in any event if the damage or Condemnation is not material, then this Agreement shall remain in full force and effect provided that Seller shall assign to Buyer, without representation, warranty or recourse to Seller, all of Seller’s right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or Condemnation awards relating to the premises in question and Seller shall credit Buyer with the amount of any deductible under Seller’s insurance policies In the event that Seller assigns a casualty claim to Buyer, as provided pursuant to this Section 7.1, the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller’s insurance policy or the cost of such repairs in the opinion of an architect selected by Seller and reasonably approved by Buyer. Upon the Closing, full risk of loss with respect to the Property shall pass to Buyer. For the purposes of this Section 7.1, the phrase (i) “material portion” means a portion of the Property that, if taken by condemnation or eminent domain, would render the remaining portion of the Property unfit for continued use and operation in substantially the same manner as the Property was used and operated immediately prior to any such taking, and (ii) “materially damaged” means damage reasonably exceeding fifteen percent (15%) of the Purchase Price to repair or restore.
ARTICLE VIII
DISCLAIMERS AND WAIVERS
Section 8.1    No Reliance on Documents. Except as expressly stated herein or, as applicable, in the express representations and warranties of MPG set forth in Section 12 of the Framework Agreement (collectively, the “Express Representations”), neither Seller nor any of its affiliates makes any representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered or given by Seller or its affiliates, brokers or agents to Buyer in connection with the transactions contemplated hereby. Buyer acknowledges and agrees that all materials, data and information delivered or given by Seller or its affiliates to Buyer in connection with the transactions contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly set forth herein. Neither Seller, nor any affiliate of Seller, nor the person or entity which prepared any report or reports delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such reports.
Section 8.2    AS-IS SALE; DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THE EXPRESS REPRESENTATIONS, IT IS UNDERSTOOD AND AGREED THAT, NEITHER SELLER NOR ANY OF ITS AFFILIATES IS MAKING OR HAS AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

BUYER ACKNOWLEDGES AND AGREES THAT, UPON THE CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS,” EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THE EXPRESS REPRESENTATIONS OR IMPLIED BY LAW IN THE DEED UNDER COLORADO REVISED STATUTES SECTION 38-30-113. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, OFFERING PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER OR ITS AFFILIATES, INCLUDING, WITHOUT LIMITATION, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH HEREIN. BUYER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS-IS.” BUYER FURTHER ACKNOWLEDGES THAT NEITHER SELLER NOR THE BROKER NOR ANYONE ACTING ON BEHALF OF SELLER HAS MADE ANY REPRESENTATIONS REGARDING THE ZONING, DEVELOPMENT POTENTIAL AND/OR RESTRICTIONS, OR THE SUITABILITY OF THE PROPERTY FOR BUYER'S INTENDED USE AND BUYER SHALL DETERMINE ALL SUCH MATTERS ON ITS OWN BEHALF.
BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS MATERIALS (AS DEFINED BELOW IN THIS SECTION 8.2) ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AFFILIATES (INCLUDING, WITHOUT LIMITATION, THE MANAGER OF THE PROPERTY), AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH HEREIN OR IMPLIED BY LAW IN THE DEED UNDER COLORADO REVISED STATUTES SECTION 38-30-113. UPON THE CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INVESTIGATIONS, AND BUYER, UPON THE CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER AND ANY OFFICER, DIRECTOR, EMPLOYEE, TRUSTEE, SHAREHOLDER, PARTNER, MEMBER, PRINCIPAL, PARENT, SUBSIDIARY OR OTHER AFFILIATE OF SELLER, AS WELL AS ANY OFFICER, DIRECTOR, EMPLOYEE, TRUSTEE, SHAREHOLDER, PARTNER, MEMBER, OR PRINCIPAL OF ANY SUCH PARENT, SUBSIDIARY OR OTHER AFFILIATE, AND THE RESPECTIVE SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING (COLLECTIVELY, THE “SELLER PARTIES”) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT),

LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AND THE SELLER PARTIES AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY, ALL SUBJECT TO AND WITHOUT LIMITING SELLER'S EXPRESS REPRESENTATIONS, WARRANTIES OR COVENANTS HEREUNDER INCLUDING THE CONVEYANCE DOCUMENTS ATTACHED AS EXHIBITS. BUYER ACKNOWLEDGES THAT SUCH ADVERSE MATTERS MAY AFFECT BUYER'S ABILITY TO SELL, LEASE OR FINANCE THE PROPERTY AT ANY TIME AND FROM TIME TO TIME.
As used herein, the term “Hazardous Materials” means any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law. The term “Environmental Laws” means, collectively, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act and all other federal laws governing the environment as in effect on the Effective Date, together with their implementing regulations, guidelines, rules or orders, and all state, regional, county, municipal and other local laws, regulations, ordinances, rules or orders that are equivalent or similar to the federal laws recited above or that purport to regulate hazardous or toxic materials.
Section 8.3    Intentionally Omitted.
Section 8.4    Survival of Disclaimers. The provisions of this Article VIII shall survive the Closing or any termination of this Agreement.
ARTICLE IX
MISCELLANEOUS
Section 9.1    Confidentiality. Buyer acknowledges and agrees, on behalf of itself and on behalf of its agents, employees, contractors, consultants, advisors, investment bankers, investors, partners and attorneys (collectively, “Buyer’s Representatives”), that, prior to the Closing, all information and materials made available to Buyer or Buyer’s Representatives by or on behalf of Seller pursuant hereto shall be kept confidential and shall not be disclosed except to Buyer’s Representatives, as well as lenders (if any) and title company personnel, with a need to know in connection with effecting the transactions contemplated hereby, provided that Buyer shall inform all such persons receiving such confidential information from Buyer of the confidentiality requirement and (to the extent within Buyer’s control) cause such confidence to be maintained. Buyer agrees to refrain from generating or participating in any publicity or press release regarding the transactions contemplated hereby without the prior written consent of Seller. Seller agrees to provide to Buyer, for Buyer’s review and consultation with Seller, but not Buyer’s approval, a copy of any press release regarding the transactions contemplated hereby prior to its issuance. In addition to, and without limiting the generality of, the foregoing, Buyer agrees to be responsible for, and to pay to Seller the amount of, any actual loss, cost, damage or expense incurred by Seller as a result of a breach of any of the foregoing by any Buyer Representative. The provisions of this Section 9.1 shall survive the Closing or any termination of this Agreement.
Section 9.2    Brokerage Commissions. Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with the transactions contemplated hereby, or to its knowledge is in any way connected with such transactions. In the event of any claims for brokers’ or finders’ fees or commissions in connection with the negotiation, execution or consummation hereof, Buyer shall indemnify, save harmless and defend Seller from and against such claims if they shall be based upon any statement or representation or agreement by Buyer and Seller shall indemnify, save harmless and defend Buyer if such claims shall be based upon any statement, representation or agreement made by Seller. The provisions of this Section 9.2 shall survive the Closing or any termination of this Agreement.
Section 9.3    Assignment. Except for an assignment to a directly or indirectly wholly-owned subsidiary of BCSP VI U.S. Investments, L.P., a Delaware limited partnership, Buyer may not assign, transfer or convey its rights and obligations hereunder or in the Property without the prior written consent of Seller (which consent may be withheld in Seller’s sole and absolute discretion), and no such approved assignment shall relieve Buyer from its liability hereunder. Any assignee shall assume all of Buyer’s obligations hereunder and succeed to all of Buyer’s rights and remedies hereunder and any assignment and assumption must be in writing and delivered to Seller at least five (5) Business Days prior to the Closing Date. In no case shall such assignment release Buyer of its obligations hereunder.
Section 9.4    Notices. Any notice pursuant hereto shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant hereto shall be as follows:

If to Seller:	c/o MPG Office Trust, Inc.
355 South Grand Avenue, Suite 3300
Los Angeles, California 90071
Attention: Chris Norton
Senior Vice President, Transactions
Facsimile: [redacted]
Phone: [redacted]

with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Attention: Rand S. April, Esq.
Facsimile: [redacted]
Phone: [redacted]

and to:	Charter Hall Real Estate, Inc.
155 North Wacker Drive, Suite 1680
Chicago, Illinois 60606
Attention: Ian Russell
Facsimile: [redacted]
Phone: [redacted]

and to:	Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637
Attention: Dave Malinger, Esq.
Facsimile: [redacted]
Phone: [redacted]

If to Buyer:	c/o Beacon Capital Partners, LLC
200 State Street, 5th Floor
Boston, Massachusetts 02109
Attention: Matthew Golden, Esq.
Facsimile: [redacted]
Phone: [redacted]

with a copy to:	Beacon Capital Partners, LLC
11755 Wilshire Boulevard
Suite 1770
Los Angeles, California 90025
Attention: Jeremy Fletcher
Facsimile: [redacted]
Phone: [redacted]

and to:	Goulston & Storrs, P.C.
400 Atlantic Avenue
Boston, MA 02110-3333
Attention: Jared L. Tardy, Esq.
Facsimile: [redacted]
Phone: [redacted]

Section 9.5    Modification; Waiver. No supplement, modification, waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision hereof shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
Section 9.6    Entire Agreement. This Agreement, including the exhibits and schedules hereto, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.
Section 9.7    Further Assurances. Each party agrees that it will execute and deliver such additional documents and take such additional actions, whether prior or subsequent to the Closing, as may be reasonably requested by the other party to consummate the transactions contemplated hereby. The provisions of this Section 9.7 shall survive the Closing.
Section 9.8    Counterparts. This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.
Section 9.9    Facsimile or Electronic Signatures. In order to expedite the transactions contemplated hereby, faxed or emailed signatures may be used in place of original signatures on this Agreement. Seller and Buyer intend to be bound by the signatures on any faxed or emailed copy of this Agreement, are aware that the other party will rely on the faxed or emailed signatures, and hereby waive any defenses to the enforcement of the terms hereof based on the form of signature.
Section 9.10    Severability. Any provision or part hereof which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.
Section 9.11    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to conflicts of laws principles.
Section 9.12    No Third-Party Beneficiary. The provisions hereof and of the documents to be executed and delivered at the Closing are and will be for the benefit of Seller and Buyer only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions hereof or of the documents to be executed and delivered at the Closing.
Section 9.13    Headings. The section headings appearing herein are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.
Section 9.14    Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or any exhibits or amendments hereto.
Section 9.15    Recordation. This Agreement may not be recorded by any party hereto without the prior written consent of the other party hereto. The provisions of this Section 9.15 shall survive the Closing or any termination of this Agreement.
Section 9.16    Tenant Reconciliation Statements. For a period of three (3) years after the Closing Date, Buyer shall allow Seller and its agents and representatives access without charge to (i) all files, records, and documents delivered to Buyer at the Closing, and (ii) the financial records and financial statements for the Property (including but not limited to, financial records and financial statements related to the Reconciliation Statements (as hereinafter defined)) for the calendar year in which the Closing occurs and for the calendar year preceding the calendar year in which the Closing occurs, upon reasonable advance notice and at all reasonable times, to examine and to make copies of any and all such files, records, documents, and statements, which right shall survive the Closing. To the extent that Reconciliation Statements (as hereinafter defined) for calendar year 2011 have not been prepared by Seller prior to Closing, then, within ninety (90) days following the Closing, Seller shall (x) cause to be prepared and delivered to Buyer, a statement of the reconciliation of expenses between the landlord and the tenants under the Leases in accordance with the terms of the Leases (the “Reconciliation Statements”) for the year ending December 31, 2011 and, (y) if applicable, deliver to Buyer (for delivery to the applicable tenants) any amounts owed to any tenants in accordance with such tenant’s Lease pursuant to such Reconciliation Statements. Buyer shall prepare and provide to the tenants under the Leases, Reconciliation Statements for the year ending December 31, 2012, and Buyer shall provide Seller with copies of such Reconciliation Statements at the same time that they are furnished to the tenants. Notwithstanding anything to the contrary contained herein, if amounts are due from any tenants based on the Reconciliation Statements, Buyer shall make a good faith effort after the Closing to collect the same in the usual course of Buyer’s operation of the Property, and upon collection, to remit to Seller, Seller’s share of those amounts in accordance with the terms of Section 4.5(a); however, Buyer shall not be obligated to institute any lawsuit or other collection procedures to collect said amounts. Seller may attempt to collect amounts due to it pursuant to the reconciliation of expenses between the landlord and the tenants in accordance with the terms of the Leases, and Seller may institute any lawsuit or collection procedures, but Seller may not evict any tenant after the Closing. The provisions of this Section 9.16 shall survive the Closing.
Section 9.17    Computation of Periods; Business Days. All periods of time referred to herein shall, unless otherwise expressly provided, include all Saturdays, Sundays and State of California and federal holidays, provided that if the last date to perform any act or give any notice with respect hereto shall fall on a Saturday, Sunday or a State of California or federal holiday, such act or notice may be timely performed or given on the next succeeding Business Day. As used herein, the term “Business Day” shall mean a day that is not a Saturday, Sunday or State of California or Colorado or federal holiday.
Section 9.18    Waiver. Any term, condition or provision hereof which is exclusively for the benefit of one party may unilaterally be waived by the benefited party. Except where expressly provided herein that silence or failure to respond is to be deemed an approval, election, waiver or consent, no waiver of any term, condition or provision hereof shall be effective unless in writing. The waiver by either party of a breach of any provision hereof shall not be deemed a waiver of any subsequent breach whether of the same or another provision hereof.
Section 9.19    Attorneys’ Fees. If legal action is commenced to enforce or to declare the effect of any provision hereof, or any document executed in connection herewith, the prevailing party shall be entitled to recover from the non-prevailing party attorneys’ fees, costs and disbursements and all other costs of enforcement (including, without limitation, fees and costs of expert witnesses and other retained consultants). In addition to the foregoing, the prevailing party in any lawsuit, arbitration or other enforcement action relating hereto or any document executed in connection herewith shall be entitled to its attorneys’ fees incurred in any post judgment or award proceedings to collect or enforce the judgment or award. This provision is separate and several and shall survive the merger of this Agreement or any document executed in connection herewith into any judgment on this Agreement or any document executed in connection herewith. This provision shall survive the Closing or any termination of this Agreement.
Section 9.20    Exhibits. All exhibits attached hereto are hereby incorporated by reference as though set out in full herein.
Section 9.21    Certain References. Whenever the singular number is used, and when required by the context, the same includes the plural, and the masculine gender includes the feminine and neuter genders. As used in this Agreement, “hereby”, “herein”, “hereof”, “hereto”, “hereunder” and “herewith”, shall mean “by this Agreement”, “in this Agreement”, “of this Agreement”, “to this Agreement”, “under this Agreement” and “with this Agreement”, respectively. As used in this Agreement, unless otherwise indicated, “parties” shall refer to the parties to this Agreement. Unless otherwise expressly provided, all section and article references in this Agreement are to sections and articles, respectively, within this Agreement.
Section 9.22    Time of the Essence. Time shall be of the essence with respect to all matters contemplated hereby.
[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER: MAGUIRE PROPERTIES - DENVER CENTER, LLC,
a Delaware limited liability company

By:	/s/ JONATHAN L. ABRAMS
Name: Jonathan L. Abrams
Title: Vice President & Secretary

(PSA – Wells Fargo Center Signature Page)

BUYER: BCSP DENVER PROPERTY LLC,
a Delaware limited liability company

By:	/s/ JEFFREY D. BROWN
Name: Jeffrey D. Brown
Title: Managing Director

(PSA – Wells Fargo Center Signature Page)